77Q1(a)

Amended Schedule B, dated November 11, 2015, to the Declaration of Trust dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on November 17, 2015 (Accession Number 0001193125-15-379565).